Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-32044, 333-189097, 333-164015, 333-84384 and 333-16077) of M&T Bank Corporation of our report dated June 29, 2021 relating to the financial statements and supplemental schedule of M&T Bank Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania June 29, 2021

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